UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2010

Date of Report (Date of Earliest Event Reported)

KENMAR GLOBAL TRUST

(Exact name of Registrant as Specified in its Charter)

Delaware	333-08869	06-6429854
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective close of business November 30, 2010, Kenmar Global Trust (“Registrant”) will contribute all of its assets to KMP Futures Fund I LLC (“KMPFF”), a Delaware limited liability company for which Winton Capital Management Limited (“Winton”) and Graham Capital Management, L.P. (“Graham”) currently serve as the trading advisors.

KMPFF will manage its assets (including those contributed to it by Registrant) in accordance with Winton’s Diversified Program and Graham’s Global Diversified Program.

Item 1.02	Termination of a Material Definitive Agreement

Registrant, through Kenmar Preferred Investments Corp., its managing owner, is terminating Registrant’s Advisory Agreement with Transtrend N.V. effective close of business on November 30, 2010. As discussed above in Item 1.01, Registrant intends to allocate all of its assets to KMPFF.

Attached as Exhibit 99.4 is a copy of a letter that will be provided to investors regarding the activities described herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.4	Letter to Investors dated November 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity indicated on November 15, 2010.

KENMAR GLOBAL TRUST (Registrant)

	By:	Kenmar Preferred Investments Corp.,
its Managing Owner

Date: November 15, 2010	By:	/S/ LAWRENCE S. BLOCK
	Name:	Lawrence S. Block
	Title:	Executive Vice President and General Counsel